Morgan Stanley Tax-Exempt Securities Trust
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security  Date     Price     Shares     %of   Total        Purchas  Broker
          of       Of        Purchased  Asset Issued       ed
          Purcha   Shares               s                  By Fund
          se
Indiana   10/25/   Multiple  $8,000,00  0.54% $400,000,00  2.00%    Bear
Bond Bank 01       Prices    0                0                     Stearns
Revolving
Fund Ser
2001
(Aaa/AAA)
King      11/14/   Multiple  $5,000,00  0.33% $270,060,00  1.85%    Lehman
Cnty, WA, 01       Prices    0                0                     Brothers
Sewer
Refg 2001
(FGIC)
Sabine    11/08/   $100.00   $10,000,0  0.67% $485,290,00  2.06%    Bear
River     01                 00               0                     Stearns
Authority
, TXU
Elec Refg
Ser 2001
B (AMT)